EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accountants, we hereby consent to the incorporation of our report dated March 31, 2006 related to the consolidated financial statements of Mestek, Inc. for the years ended December 31, 2005 and 2004 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Numbers 333-06429 and 333-82067).

/s/ Vitale Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts

March 31, 2006